Exhibit 99.1

PRESS RELEASE

AEON Biopharma Reports Full Year 2025 Financial Results and Highlights Positive Comparative Analytical Results and FDA Feedback for ABP-450 Biosimilar Program

- Announced positive initial comparative analytical results, confirming identical amino-acid sequencing and highly similar functional characteristics to BOTOX® -

- Reported positive FDA BPD Type 2a meeting, with FDA feedback providing a clear framework for advancing the comparative analytical plan for ABP-450 biosimilar program -

- Strengthened balance sheet through $6 million PIPE financing and Daewoong note exchange, reducing outstanding debt by more than 90% -

- Appointed John Bencich as Chief Financial Officer, adding significant capital markets and strategic leadership experience -

IRVINE, Calif., March 30, 2026 – AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE American: AEON), a biopharmaceutical company advancing ABP-450 (prabotulinumtoxinA) as a biosimilar to BOTOX® (onabotulinumtoxinA) to achieve full-label U.S. market entry, today announced its financial results for the full year ended December 31, 2025, and provided a business update.

“We’ve advanced the ABP-450 program with a positive FDA meeting and supportive initial comparative analytical results that reinforce our biosimilar development strategy,” said Robert Bancroft, President and Chief Executive Officer of AEON. “The Agency’s feedback supports AEON’s proposed framework for completing our analytical program and preparing for our next regulatory interaction. At the same time, we strengthened our balance sheet through our recent financing and note exchange, positioning the Company to execute this next stage of development. With strong foundational biosimilarity data in hand, we are entering the next development phase with greater scientific, regulatory, and financial clarity, and remain confident in our strategy to pursue full-label U.S. market entry for ABP-450.”

Recent Clinical and Corporate Highlights

●Positive Biosimilarity Results
oIn November 2025, AEON reported positive initial comparative data for ABP-450, its proposed biosimilar to BOTOX®. These initial analytical results confirmed identical amino-acid sequencing and highly similar functional characteristics to BOTOX®. These analytical results were included in the package submitted to the FDA ahead of AEON’s BPD Type 2a meeting.
◾Liquid chromatography/mass spectrometry (LC/MS) analysis of over 3,400 amino acids demonstrated that the primary structure of ABP-450 exhibited a 100% sequence match to BOTOX®, based on sequence coverage of 93–99% across all five proteins comprising the 900 kDa botulinum toxin type A complex.
◾Functional analyses demonstrated initial similarity in potency (using LD50 and cell-based potency assays), composition (vial-to-vial comparability analyzed with ELISA), and enzymatic activity (functional cleavage of SNAP-25 consistent with mechanism of action).
oThe Company continues to build on this analytical biosimilarity foundation and expects the majority of its analytical comparability program to be completed in 2026.

Exhibit 99.1

PRESS RELEASE

●	Announced Constructive FDA Feedback Following January 2026 Biosimilar Biological Product Development (BPD) Type 2a Meeting
o	AEON reported that the U.S. Food and Drug Administration (“FDA” or the “Agency”) reviewed the Company’s proposed analytical similarity strategy under the 351(k) biosimilar pathway and noted that AEON’s analytical methodologies appeared reasonable to support advancement of the program toward a comprehensive analytical similarity package. The Company believes the FDA’s feedback provides a clear framework for the remaining analytical components of its biosimilar development program and plans to complete the majority of its analytical comparability program in 2026.
o	AEON currently plans to request a BPD Type 2b meeting in 2026 to discuss the next phase of the development program to support approval of ABP-450 as a biosimilar to BOTOX® across all approved therapeutic indications.
●	Strategic PIPE Financing and Note Exchange
o	AEON announced complementary transactions through a $6 million PIPE financing and a Daewoong Pharmaceutical note exchange - which, together, strengthens AEON’s balance sheet and reduces outstanding debt by more than 90%.
●	Appointed John Bencich as Chief Financial Officer
o	In March 2026, the Company announced the appointment of John Bencich as Chief Financial Officer. Mr. Bencich joins AEON with more than 25 years of leadership experience spanning corporate strategy, capital market transactions, and business development across emerging growth and publicly traded companies.
●	Abstract Accepted for Presentation at 2026 American Academy of Neurology (AAN) Annual Meeting
o	Also in March 2026, AEON announced a poster presentation at the 2026 American Academy of Neurology (AAN) Annual Meeting, taking place April 18-22, 2026, in Chicago, IL, titled Establishing Primary Structure Comparability Between ABP-450 (prabotulinumtoxinA) and OnabotulinumtoxinA (BOTOX®) to Support Biosimilarity.

Liquidity and Capital Resources

●	The Company reported cash and cash equivalents of $3.0 million as of December 31, 2025, which does not include the $4.2 million of proceeds received upon the second closing of the PIPE financing in January 2026. Including those proceeds, cash and cash equivalents are expected to be sufficient to fund the Company’s operating plan into the third quarter of 2026.

About the U.S. Biosimilar Pathway

Analytical similarity forms the scientific foundation of the 351(k) pathway and represents the most data-intensive phase of biosimilar development. When analytical comparability across critical quality attributes is robustly demonstrated, the FDA may reduce the scope of required clinical studies under its totality-of-the-evidence framework. Sponsors may also seek extrapolation to additional indications of the reference product when scientifically justified.

About AEON Biopharma

AEON Biopharma is a biopharmaceutical company seeking full-label access to the U.S. therapeutic neurotoxin market via biosimilarity to BOTOX®. The U.S. therapeutic neurotoxin market exceeds $3.0 billion annually, representing a major

Exhibit 99.1

PRESS RELEASE

opportunity for biosimilar entry. ABP-450 is the same botulinum toxin complex currently approved and marketed for cosmetic indications by Evolus, Inc. under the name Jeuveau®. ABP-450 is manufactured by Daewoong Pharmaceutical in a facility that has been authorized by the U.S. Food and Drug Administration, Health Canada, and European Medicines Agency for the manufacture of botulinum toxin products. The product is approved as a biosimilar in India, Mexico, and the Philippines. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. To learn more about AEON, visit www.aeonbiopharma.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or AEON’s future financial or operating performance. For example, statements regarding meetings with the FDA, the timing of completion of, or outcome of results from, primary comparative analytical studies, or potential determination that ABP-450 is highly similar to the reference product for currently approved and future therapeutic indications are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "plan", "possible", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by AEON and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the completion of additional analytical testing of ABP-450; (ii) the completion of additional functional analyses of ABP-450; (iii) the expected Type 2b meeting with the FDA and potential path forward to biosimilarity designation; (iv) AEON’s ability to receive full-label access to the U.S. therapeutic neurotoxin market via biosimilarity to BOTOX® on an accelerated timeline or at all; (v) the outcome of any legal proceedings that may be instituted against AEON or others; (vi) AEON’s future capital requirements; (vii) AEON’s ability to raise financing in the future; (viii) AEON’s ability to continue to meet continued stock exchange listing standards; (ix) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; (x) the outcomes from any meetings or discussions with regulatory authorities; (xi) the timing of, or results from, any testing performed on AEON’s product; and (xii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at www.sec.gov.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. AEON does not undertake any duty to update these forward-looking statements.

Exhibit 99.1

PRESS RELEASE

Contacts

Investor Contact:
Laurence Watts
New Street Investor Relations
+1 619 916 7620
laurence@newstreetir.com

Source: AEON Biopharma

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value amounts)

	December 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$3,006	$13
Prepaid expenses and other current assets	392	1,577
Total current assets	3,398	1,590
Property and equipment, net	162	235
Operating lease right-of-use asset	1,052	1,288
Other assets	948	29
Total assets	$5,560	$3,142
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$942	$5,910
Accrued clinical trials expenses	1,426	3,571
Accrued compensation	2,872	1,068
Other accrued expenses	1,657	3,600
Total current liabilities	6,897	14,149
Convertible notes at fair value, including related party amount of $34,600 and $11,689, at December 31, 2025 and 2024, respectively	34,600	11,689
Operating lease liability	893	1,145
Derivative liability	14,879	—
Warrant liabilities	3,276	1,187
Contingent consideration liability	42	3,541
Total liabilities	60,587	31,711
Commitments and contingencies
Stockholders’ Deficit:
Class A common stock, $0.0001 par value; 1,040,000,000 and 500,000,000 shares authorized at December 31, 2025 and 2024, and 12,105,902 and 555,511 shares issued and outstanding at December 31, 2025 and 2024, respectively	9	4
Additional paid-in capital	415,783	403,024
Accumulated deficit	(470,819)	(431,597)
Total stockholders' deficit	(55,027)	(28,569)
Total liabilities and stockholders' deficit	$5,560	$3,142

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except share and per share data)

	Years Ended December 31,
	2025	2024
Operating expenses:
Selling, general and administrative	$12,208	$13,643
Research and development	4,094	14,181
Change in fair value of contingent consideration	(3,499)	(100,809)
Total operating costs and expenses	12,803	(72,985)
(Loss) income from operations	(12,803)	72,985
Other (loss) income:
Change in fair value of convertible notes	(22,911)	3,311
Change in fair value of warrants	84,934	(14,719)
Loss on issuance of warrants	(75,644)	—
Loss on embedded forward purchase agreements	—	(19,667)
Loss on derivative liability	(13,088)	—
Other income, net	290	95
Total other loss, net	(26,419)	(30,980)
(Loss) income before taxes	(39,222)	42,005
Income taxes	—	—
Net (loss) income	$(39,222)	$42,005
Basic net (loss) income per share	$(3.95)	$77.74
Diluted net (loss) income per share	(3.95)	72.93
Weighted average shares of common stock outstanding used to compute basic net (loss) income per share	9,921,587	540,360
Weighted average shares of common stock outstanding used to compute diluted net (loss) income per share	9,921,587	575,945

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and its controlled subsidiaries.

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